EXHIBIT 10.5

                             AGREEMENT


     In consideration for a loan by Richard P. Moorehead (the "payee") to Gay Entertainment Television, Inc. (GET) a New York Corporation, GET hereby agrees that the principal amount of the loan ($200,000), together with interest, shall be paid from the proceeds of the GET initial public offering on form SB-2 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission.

     This loan shall be evidenced by a Promissory Note between the Company as Maker and the Richard Moorehead as Payee of even date.

     As additional consideration, the Payee shall receive 150,000 shares of Common Stock, per value $.0001 (the "Class A Common Stock") of GET, subject to a lock up period of one-year from the date of effective date of the Registration Statement or such other lock-up period as may be imposed by the Company's Underwriter or the National Association or Securities Dealers or by any national exchange including the National Association of Securities Dealer Automated Quotation (NASDAQ) System in connection with the Registration Statement provided that in the event that there is a market for the Company's Common Stock par value $.0001 on the 365th day following the effective date of Registration Statement, than such stock shall be subject to the Securities and Exchange Commission Rule 144.

     If for any reason the Registration Statement is not effective and closed by June 30. 2000, then and in the event payment shall be made by GET.

     The Company intends to use the proceeds received from the Payee in connection with the costs and expenses related to the Registration Statement.

     This Agreement shall be governed by the laws of New Jersey and shall be deemed entered into at 3301 A. Highway 66, Neptune, NJ 07753.

     This Agreement in made this 21 day of JULY, 1997.

PAYEE                                      GAY ENTERTAINMENT TELEVISION, INC.



/s/ RICHARD MOOREHEAD                      By: /s/ MARVIN SCHWAM, PRESIDENT
-------------------------                     -----------------------------
                                              Marvin Schwam, President

PROMISSORY NOTE



(An aggregate of $200,000)                                        July 21, 1997
Town River, NJ

     For value received, Gay Entertainment television, Inc. (the "Mark") promises to pay to the order of Richard P. Moorehead (the "Payee"), at the earlier of (i) the closing of the Maker's underwritten public offering of its securities or (ii) June 30, 1999, the principal sum (of an aggregate of) Two Hundred Thousand ($200,000) Dollars in lawful money of the United States, in hand or at the principal office of the Payee as may from time to time be designated by the Payee. This Note shall bear interest on the unpaid principal balance at the rate of Eight Percent and a half (81/2%), payable at the time of the payment of the principal sum of this Note.

     In the event of any default in any payment on this Note, then at the option of the Payee, this Note shall bear interest computed from the date of such default at one and one-half percent (1-1/2%) per month, but in any event not in excess of the legally prescribed rate for instruments of this kind. The term "event of default" as used herein, shall mean the failure of Maker to make any payment of the principal or interest due under the Note, which failure shall continue for five (5) days after notice of default, such notice to be delivered to Maker by registered, certified or overnight mail duly recorded at the principal office of the Maker.

     An provision hereof which may prove unenforceable under any law shall not effect the validity of any other provisions hereof.

     Maker hereby waives presentment for payment, protest and notice of protest and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

     This Note shall be guaranteed by Gay Entertainment Television, Inc. (GET). This Note shall be governed by the laws of the State of New Jersey.

                                     GAY ENTERTAINMENT TELEVISION, INC.



                                     By:/s/ MARVIN SCHWAM, PRESIDENT
                                        -------------------------------
                                        Marvin Schwam, President